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                                                                   Exhibit 10.51

                                ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT (this "Agreement") is made as of May 10, 2001, by and among StemCells, Inc., a corporation incorporated under the laws of Delaware (the "Company"), Sativum Investments Limited ("Purchaser"), and Epstein Becker & Green, P.C., having an address at 250 Park Avenue, New York, NY 10177 (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Common Stock Purchase Agreement referred to in the first recital.

                  WHEREAS, the Purchaser will from time to time as requested by the Company, purchase shares of the Company's Common Stock from the Company as set forth in that certain Common Stock Purchase Agreement (the "Purchase Agreement") dated the date hereof between the Purchaser and the Company, which shares shall be issued pursuant to the terms and conditions contained herein and in the Purchase Agreement; and

                  WHEREAS, the Company and the Purchaser have requested that the Escrow Agent hold in escrow and then distribute the initial documents and certain funds which are conditions precedent to the effectiveness of the Purchase Agreement, and have further requested that upon each exercise of a Draw Down, the Escrow Agent hold the relevant documents and the applicable purchase price pending receipt by Purchaser of the securities issuable upon such Draw Down;

                  NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I

                  TERMS OF THE ESCROW FOR THE INITIAL CLOSING

                  1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds and documents, which are referenced in Section 4.2 of the Purchase Agreement.

                  1.2. At the Initial Closing, the Company shall deliver to the Escrow Agent:

                       (i) the original executed Registration Rights Agreement in the form of EXHIBIT A to the Purchase Agreement;

                       (ii) the original executed opinion of Ropes & Gray in the form of EXHIBIT C to the Purchase Agreement;

                       (iii) the sum of $25,000 as a non-accountable expense allowance for the Purchaser's legal, administrative and due diligence costs and expenses;

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                       (iv)     the sum of $25,000 as a non-accountable
                                expense allowance for Pacific Crest
                                Securities, Inc.'s ("Pacific Crest") legal and administrative costs and expenses;


                       (v) the original executed Company counterpart of this Escrow Agreement;

                       (vi) the original executed Company counterpart of the Purchase Agreement;

                       (vii)    a warrant issued to Pacific Crest
                                Securities, Inc. to purchase up to 75,000 shares of Common Stock otherwise identical to that of the Warrant ("PC Warrant");

                       (viii) a warrant issued to Granite Financial Group, Inc. to purchase up to 25,000 shares of Common Stock otherwise identical to that of the Warrant (the "Granite Warrant"); and

                       (ix)     the original executed Warrant.

                  1.3. Upon receipt of the foregoing, and receipt of executed counterparts from Purchaser of the Purchase Agreement, the Registration Rights Agreement and this Escrow Agreement, the Escrow Agent shall calculate and enter the exercise price, issuance date and termination date on the face of the Warrant, PC Warrant and the Granite Warrant and immediately transfer the sum of $25,000 as directed by the Purchaser and $25,000 as directed by Pacific Crest, and shall then arrange to have the Purchase Agreement, this Escrow Agreement, the Registration Rights Agreement, the Warrant, the PC Warrant, the Granite Warrant and the opinion of counsel delivered to the appropriate parties.

                  1.4 WIRE TRANSFERS to the Escrow Agent (NOT address for notice or delivery of documents) shall be made as follows:

                                Epstein Becker & Green, P.C.
                                Master Escrow Account
                                Chase Manhattan Bank
                                1411 Broadway - Fifth Floor
                                New York, New York 10018
                                ABA No. 021000021
                                Account No. 035 1 346036
                                Attention: L. Borneo


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                                   ARTICLE II

                     TERMS OF THE ESCROW FOR EACH DRAW DOWN

                  2.1. Each time the Company shall send a Draw Down Notice to the Purchaser as provided in the Purchase Agreement, it shall send a copy, by facsimile, to the Escrow Agent. Either party shall notify the Escrow Agent and the other party contemporaneously with the delivery of each Draw Down Notice whether it intends to use the Escrow Agent to effect the Settlements associated with such Draw Down.

                  2.2. Each time the Purchaser shall purchase Shares pursuant to a Draw Down for which either party has elected to use the Escrow Agent, the Purchaser shall send the applicable Purchase Price of the Draw Down Shares to the Escrow Agent. Upon receipt of such funds, the Escrow Agent shall advise the Company that it has received the funds for such Draw Down Shares. The Company shall promptly, but no later than one (1) Trading Day after receipt of such funding notice from the Escrow Agent:

                       (i) cause its transfer agent to issue the Draw Down Shares to the Purchaser via DTC's DWAC system to the account specified by the Purchaser from time to time;

                       (ii) deliver the original executed attorney's opinion in the form of EXHIBIT C to the Purchase Agreement to the Purchaser; and

                       (iii) deliver a Form 424(b)(3) supplemental prospectus to the Purchaser.

                  2.3. Upon receipt of confirmation from the Purchaser that such Draw Down Shares have been so deposited and the opinion and the supplemental prospectus have been so delivered, the Escrow Agent shall, as soon as practicable but not later than one (1) Trading Day of receipt of the foregoing, wire 97% of the applicable Investment Amount per the written instructions of the Company, net of one thousand dollars ($1,000) as escrow expenses to the Escrow Agent, 2% of the applicable Investment Amount to Pacific Crest and the remaining 1% of the applicable Investment Amount to Granite Financial Group, Inc.

                  2.4. The Escrow Agent shall remit the Pacific Crest and Granite Financial Group, Inc.'s fee in accordance with wire instructions that Pacific Crest and Granite Financial Group, Inc., respectively, will send to the Escrow Agent.

                  2.5. In the event that such Draw Down Shares are not in the Purchaser's DTC account and the opinion and supplemental prospectus are not delivered to the Purchaser within three (3) Trading Days of the date of the Escrow Agent's notice, then Purchaser shall have the right to demand, by notice, the return of the Purchase Price, and the applicable Draw Down Notice shall be deemed cancelled.


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                                   ARTICLE III

                                  MISCELLANEOUS

                  3.1. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

                  3.2. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received as set forth in the Purchase Agreement.

                  3.3. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

                  3.4. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties or by their respective agents duly authorized in writing or as otherwise expressly permitted herein.

                  3.5. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

                  3.6. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Except as expressly set forth herein, any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall be brought as is more fully set forth in the Purchase Agreement.

                  3.7. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, Purchaser and the Escrow Agent.

                  3.8. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, excepting only its own gross negligence or willful misconduct.


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                  3.9. The Escrow Agent is hereby expressly authorized to
disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  3.10. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder or hereunder, except as a result of the Escrow Agent's gross negligence or willful misconduct.

                  3.11. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor, which cost shall be shared equally by the Company and the Purchaser. THE ESCROW AGENT HAS ACTED AS LEGAL COUNSEL FOR THE PURCHASER, AND MAY CONTINUE TO ACT AS LEGAL COUNSEL FOR THE PURCHASER, FROM TIME TO TIME, NOTWITHSTANDING ITS DUTIES AS THE ESCROW AGENT HEREUNDER. THE COMPANY CONSENTS TO THE ESCROW AGENT IN SUCH CAPACITY AS LEGAL COUNSEL FOR THE PURCHASER AND WAIVES ANY CLAIM THAT SUCH REPRESENTATION REPRESENTS A CONFLICT OF INTEREST ON THE PART OF THE ESCROW AGENT. THE COMPANY UNDERSTANDS THAT THE PURCHASER AND THE ESCROW AGENT ARE RELYING EXPLICITLY ON THE FOREGOING PROVISION IN ENTERING INTO THIS ESCROW AGREEMENT. If a conflict of interest shall arise, the parties agree to arrange for a successor escrow agent.

                  3.12. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Purchaser. In the event of any such resignation, the Purchaser and the Company shall appoint a successor Escrow Agent. The Purchaser and the Company may remove the Escrow Agent and appoint a successor at any time by mutual agreement.

                  3.13. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

                  3.14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion
(i) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment of a board of arbitration or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (ii) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent


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subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

                  3.15. The Company and the Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses (including reasonable attorneys' fees) in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.










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                 [SIGNATURE PAGE TO EQUITY LINE ESROW AGREEMENT]



IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of this 10th day of May, 2001.

                                    STEMCELLS INC.

                                    By:  /s/ Martin McGlynn
                                        ----------------------------------------
                                         Martin McGlynn, President & CEO

                                    SATIVUM INVESTMENTS LIMITED



                                    By:  /s/ David Sims
                                        ----------------------------------------
                                          David Sims, Director


                                    ESCROW AGENT:

                                    EPSTEIN BECKER & GREEN, P.C.



                                    By:  /s/ Robert F. Charron
                                        ----------------------------------------
                                        Robert F. Charron, Authorized Signatory










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